UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2017

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500	Columbus Ohio 43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by M/I Homes, Inc. (the “Company”) on May 10, 2017 (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission to report the final voting results of the Company’s Annual Meeting of Shareholders held on May 9, 2017 (the “Annual Meeting”). The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of its Named Executive Officers. Except as set forth herein, no modifications have been made to information contained in the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

 (d) As reported in the Original Form 8-K, at the Annual Meeting, the shareholders voted on the frequency of future advisory votes on executive compensation and a plurality of the votes cast on this proposal were cast in favor of holding shareholder advisory votes on the compensation of the Company’s Named Executive Officers every year. Based on the voting results, the Company has determined that it will include a shareholder vote on the compensation of its Named Executive Officers in its future proxy materials on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of its executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2017

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer